Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "GLOBAL INTERACTIVE TECHNOLOGIES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2021, AT 2:12 O`CLOCK P.M.

RESTATED CERTIFICATE, FILED THE SIXTH DAY OF FEBRUARY, A.D. 2023, AT 12:52 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HANRYU HOLDINGS, INC." TO "GLOBAL INTERACTIVE TECHNOLOGIES, INC.", FILED THE FIFTH DAY OF DECEMBER, A.D. 2024, AT 10:16 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF JANUARY, A.D. 2025, AT 10:18 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "GLOBAL INTERACTIVE TECHNOLOGIES, INC.".

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

6328975 8100H
SR# 20262584593

Authentication: 203943310
Date: 05-15-26

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:12 PM 10/22/2021
FILED 02:12 PM 10/22/2021
SR 20213590502 - File Number 6328975

CERTIFICATE OF INCORPORATION

OF

HANRYU HOLDINGS, INC.

A DELAWARE CORPORATION

ARTICLE I
NAME

The name of this corporation shall be Hanryu Holdings, Inc. (the "Corporation").

ARTICLE II
REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is VCorp Services, LLC.

ARTICLE III
CORPORATE PURPOSE

The purpose or purposes of the corporation shall be to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share.

1. Common Stock. Each share of Common Stock shall be equal to every other share of Common Stock in every respect. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented

by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2. Preferred Stock. The Board of Directors of the Corporation may divide the Preferred Stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of the adopting resolutions) may also increase or decrease the number of shares of Preferred Stock initially fixed for any series, but no decrease may reduce the number below the shares of Preferred Stock then outstanding and duly reserved for issuance.

ARTICLE V
BYLAWS PROVISIONS

1. Amendment of Bylaws. Subject to any additional vote required by this Certificate or bylaws of the Corporation (the "Bylaws"), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

2. Number of Directors. Subject to any additional vote required by this Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws.

3. Ballot. Elections of directors need not be by written ballot unless the Bylaws so provide.

4. Meeting and Books. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE VI
LIMITATION OF DIRECTORS' LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

ARTICLE VII
INDEMNIFICATION

(A) To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, other agents of the corporation and any other persons to which the DGCL permits the corporation to provide all indemnification. Such right to indemnification shall continue as to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal legal representatives.

(B) The rights to indemnification and to the advance of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under

this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

(C) Any repeal or modification of this Article X, by amendment of such section or by operation of law, shall not adversely effect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

ARTICLE VIII
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, as further provided below, the United States District Court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having jurisdiction over the subject matter and personal jurisdiction over the indispensable parties name as defendants therein, or (v) any action asserting an "internal corporate claim" as that term is defined in Section 115 of the DGCL. Cases involving claims for which the Court of Chancery lacks jurisdiction shall, to the fullest extent permitted by law, be brought in the United States District Court for the District of Delaware.

ARTICLE IX
AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X
ARRANGEMENTS BETWEEN CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be

binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XI
STOCK REPURCHASES

For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Company in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any "preferential dividends arrears amount" or "preferential rights amount" (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any "preferential dividends arrears amount" or "preferential rights amount" (as those terms are defined therein) shall be deemed to be zero (0).

ARTICLE XII
INCORPORATOR

The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
ChangHyuk Kang	Room 1702 397 Seocho-Daero, Seocho Gu Seoul, Korea

* * * * *

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of October, 2021.

ChangHyuk Kang
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:52 PM 02/06/2023
FILED 12:52 PM 02/06/2023
SR 20230387717 - File Number 6328975

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HANRYU HOLDINGS, INC.
A DELAWARE CORPORATION

ARTICLE I
NAME

The name of this corporation shall be Hanryu Holdings, Inc. (the "Corporation").

ARTICLE II
REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 108 W. 13th Street Suite 100, in the City of Wilmington, County of New Castle, 19801.The name of its registered agent at such address is VCorp Services, LLC.

ARTICLE III
CORPORATE PURPOSE

The purpose or purposes of the corporation shall be to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share.

1. Common Stock. Each share of Common Stock shall be equal to every other share of Common Stock in every respect. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no

cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(h)(2) of the General Corporation Law.

2. Preferred Stock. The Board of Directors of the Corporation may divide the Preferred Stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of the adopting resolutions) may also increase or decrease the number of shares of Preferred Stock initially fixed for any series, but no decrease may reduce the number below the shares of Preferred Stock then outstanding and duly reserved for issuance.

ARTICLE V
BYLAWS PROVISIONS

1. Amendment of Bylaws. Subject to any additional vote required by this Certificate or bylaws of the Corporation (the "Bylaws"), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

2. Number of Directors. Subject to any additional vote required by this Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws.

3. Ballot. Elections of directors need not be by written ballot unless the Bylaws so provide.

4. Meeting and Books. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE VI
LIMITATION OF DIRECTORS' LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

ARTICLE VII
INDEMNIFICATION

(A) To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, other agents of the corporation and any other persons to which the DGCL permits the corporation to provide all indemnification. Such right to indemnification shall continue as to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal legal representatives.

(B) The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

(C) Any repeal or modification of this Article VII, by amendment of such section or by operation of law, shall not adversely effect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

ARTICLE VIII
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or. as further provided below, the United States District Court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having jurisdiction over the subject matter and personal jurisdiction over the indispensable parties name as defendants therein, or (v) any action asserting an "internal corporate claim" as that term is defined in Section 115 of the DGCL. Cases involving claims for which the Court of Chancery lacks jurisdiction shall, to the fullest extent permitted by law, be brought in the United States District Court for the District of Delaware. This Article VIII shall not apply to actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

ARTICLE IX
AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by

statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLEX
ARRANGEMENTS BETWEEN CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may he, and also on this corporation.

ARTICLE XI
STOCK REPURCHASES

For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Company in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Certificate of lncorporation), such repurchase may be made without regard to any "preferential dividends arrears amount" or "preferential rights amount" (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any "preferential dividends arrears amount" or "preferential rights amount" (as those terms are defined therein) shall be deemed to be zero (0).

IN WITNESS WHEREOF, Hanryu Holdings, Inc. has caused this certificate to be signed by __ChangHyuk Kang_, its Chief Executive Officer, on this hi[illegible] 6th of February, 2023.



By: ChangHyuk Kang
Title: Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is HANRYU HOLDINGS, INC.

2. The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered Article I so that, as amended, said Article shall be and read as follows:

The name of the corporation shall be Global Interactive Technologies, Inc. (the "Corporation")

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

By: /s/ Taehoon Kim, Chief Executive Officer
Authorized Officer

Name: Taehoon Kim, Chief Executive Officer
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 01/10/2025
FILED 10:18 AM 01/10/2025
SR 20250085499 - File Number 6328975

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBAL INTERACTIVE TECHNOLOGIES, INC.

Under Section 242 of the Delaware General Corporation Law ("DGCL"),

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is Global Interactive Technologies, Inc. (the "Corporation").

2. The Corporation's certificate of incorporation ("Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on October 20, 2021 as amended in December 2022.

3. Article "IV" of the Amended and Restated Certificate of Incorporation is hereby amended by inserting the following as the last paragraph of Article Fourth with the following new paragraph:

   "(g) Reverse Stock Split. This Amendment to the Certificate of Incorporation is filed pursuant to Section 242(a)(3) of the DGCL to reflect a one-for-twenty (1:20) reverse stock split (the "Reverse Stock Split"), so that for every twenty shares of the Corporation's issued and outstanding common stock, $0.001 par value per share ("Common Stock"), the holder of such shares will receive one new share of Common Stock. No fractional shares shall be issued and, in lieu thereof. The Corporation's transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of this amendment. All shares of the Corporation's Common Stock eliminated as a result of the Reverse Stock Split will be canceled. The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Reverse Stock Split."

4. Pursuant to Section 242 of the DGCL, this Amendment to the Certificate of Incorporation was authorized by unanimous consents of the board of directors of the Corporation on November 20, 2024, pursuant to Section 242(b)(1) of the DGCL and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation held on December 30, 2024, pursuant to Section 242(b)(2) of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation had caused this Certificate of Amendment to be signed this 3rd day of January, 2025.

/s/ Jay Hyong Woo
Jay Hyong Woo

/s/ Amy Shi
Amy Shi

/s/ Aram Ahn
Aram Ahn

/s/ John S. Morris
John S. Morris

/s/ Larry Namer
Larry Namer